UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

HUDSON GLOBAL, INC.
(Name of Registrant as Specified in Its Charter)

LONE STAR VALUE INVESTORS, LP LONE STAR VALUE INVESTORS GP, LLC LONE STAR VALUE MANAGEMENT, LLC JEFFREY E. EBERWEIN BRADLEY L. RADOFF RICHARD K. COLEMAN, JR.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 19, 2014

LONE STAR VALUE MANAGEMENT, LLC

___________________, 2014

Dear Fellow Hudson Stockholder:

Lone Star Value Management, LLC (“Lone Star Value Management” and together with its affiliates, “Lone Star Value” or “we”), Bradley L. Radoff and Richard K. Coleman, Jr. (collectively, the “Participants” and each a “Participant”) are the beneficial owners of an aggregate of 2,451,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Hudson Global, Inc., a Delaware corporation (“Hudson” or the “Company”), representing approximately 7.4% of the outstanding shares of Common Stock.  For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.  We are seeking your support for the election of our two nominees at the annual meeting of stockholders scheduled to be held at ______________ located at ___ ________, ________ on ______, _____ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  We are seeking representation on the Board because we believe that the Board should include direct stockholder representatives, who have appropriate and relevant skill sets and a shared objective of enhancing value for the benefit of all Hudson stockholders. The individuals we have nominated are highly-qualified, capable and committed to serve stockholders to help make Hudson a stronger, more profitable and more valuable company.

Our interests are fully aligned with the interests of all Hudson stockholders. We believe there is significant value to be realized at Hudson.  However, we are concerned that the Board is not taking the appropriate actions to address the Company’s perennial underperformance and unlock value for the benefit of all stockholders.  Given the Company’s financial and stock price performance, failed execution and poor corporate governance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of Hudson, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment.

The Company has a classified Board, which is currently divided into three classes.  The terms of two directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our nominees in opposition to the Company’s two director nominees for the class with terms ending in 2017.  Lone Star Value believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of Hudson’s corporate machinery.  Lone Star Value further believes that because every member of the current Board has presided over a period of operating losses and negative stock price performance, ONLY the stockholders, and NOT the current incumbent Board, should determine the new directors to be added to Hudson’s Board at this time. Thus we call on the Board not to add new directors before the Annual Meeting and let the shareholders elect their representaives on the Baord. Your vote to elect our nominees will have the legal effect of replacing two incumbent directors with our nominees.  If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about ____________, 2014.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact InvestorCom, Inc., which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

Jeffrey E. Eberwein
Lone Star Value Management, LLC

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Lone Star Value’s proxy materials, please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302
New Canaan, CT  06840
Stockholders call toll free at (877) 972-0090
Banks and Brokers may call collect at (203) 972-9300

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 19, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS
OF
HUDSON GLOBAL, INC.
_________________________

PROXY STATEMENT
OF
LONE STAR VALUE MANAGEMENT, LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Lone Star Value Investors, LP (“Lone Star Value Investors”), Lone Star Value Investors GP, LLC (“Lone Star Value GP”), Lone Star Value Management, LLC (“Lone Star Value Management”), Jeffrey E. Eberwein (together with Lone Star Value Investors, Lone Star Value GP and Lone Star Value Management, “Lone Star Value” or “we”), Bradley L. Radoff and Richard K. Coleman, Jr. (collectively, the “Participants” and each a “Participant”) are significant stockholders of Hudson Global, Inc., a Delaware corporation (“Hudson” or the “Company”), owning approximately 7.4% of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of the stockholders, the true owners of Hudson, are appropriately represented in the boardroom.  We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value.  We are seeking your support at the annual meeting of stockholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on ________, ______ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Lone Star Value’s two (2) director nominees, Richard K. Coleman, Jr. and Jeffrey E. Eberwein, (each a “Nominee” and, collectively, the “Nominees”), to the Board to serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve, by advisory vote, the compensation of Hudson’s named executive officers;

3.	To ratify the appointment of KPMG LLP as independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2014; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date hereof, the members of Lone Star Value and the other Participants collectively own 2,451,000 shares of Common Stock (the “Lone Star Value Group Shares”).  We intend to vote the Lone Star Value Group Shares FOR the election of the Nominees, [in accordance with the recommendation of Intuitional Shareholders Services (“ISS”) with respect to]the approval of the advisory vote to approve named executive officer compensation, and [FOR] the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for fiscal 2014, as described herein.

The Company has set the close of business on _________ __, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 560 Lexington Avenue, 5th Floor, New York, New York 10022.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were ________ shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY LONE STAR VALUE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH LONE STAR VALUE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

LONE STAR VALUE URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at
[_______________________]

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Lone Star Value urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with Lone Star Value’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Lone Star Value, c/o InvestorCom, Inc. (“InvestorCom”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our two Nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

65 Locust Avenue, Suite 302 New Canaan, CT 06840 Stockholders call toll free at (877) 972-0090 Banks and Brokers may call collect at (203) 972-9300

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
On October 21, 2013, Mr. Eberwein and another representative of Lone Star Value met with members of Hudson’s management, specifically, Manuel Marquez, Chief Executive Officer, Stephen Nolan, Chief Financial Officer and David Kirby, Vice President of Finance and Treasurer, at the Company’s headquarters in New York. During the meeting, Lone Star Value expressed its serious concerns regarding Hudson’s history of operating losses and its persistent underperformance versus its peer group.

•	Beginning in late October, Lone Star Value began accumulating a position in Hudson.

•
On January 10, 2014, the Participants, excluding Mr. Coleman, entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) in which, among other things, the parties agreed (a) to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company and (b) to solicit proxies for the election of the Nominees at the Annual Meeting.

•	On January 14, 2014, Mr. Coleman entered into a Joinder Agreement (the “Joinder Agreement”) to the Joint Filing and Solicitation Agreement agreeing to be bound by its terms.

•
On January 21, 2014, Lone Star Value delivered a letter to Hudson notifying the Company in accordance with its Bylaws of Lone Start Value’s nomination ofMessrs. Coleman and Eberwein for election to the Board at the Annual Meeting.

•
Also on January 21, 2014, Lone Star Value and the other Participants filed a Schedule 13D disclosing an aggregate 6.8% ownership interest in the Company and its nomination of Messrs. Coleman and Eberwein as director candidates for election to the Board at the Annual Meeting.

•
Over the next few weeks, Mr. Eberwein exchanged emails with Mr. Marquez in which they discussed the serious issues facing Hudson and Lone Star Value’s belief that a reconstitution of the Board is critical to ensuring that such issues are properly addressed and stockholder value is enhanced at Hudson.

•
On February 19, 2014, Mr. Eberwein met with Mr. Marquez and David G. Offensend, a director and member of the Nominating and Corporate Governance, Compensation and Audit Committees of the Board. During the meeting, Mr. Eberwein expressed Lone Star Value’s belief that significant changes are needed in the composition of the Board.  In a constructive attempt to reach a mutually agreeable resolution and preserve continuity on the Board, Mr. Eberwein proposed that the Board be expanded from six to eight members and he and Mr. Coleman be appointed in the newly created directorships.  Mr. Eberwein also provided references to Hudson for further assurance of his qualifications.  The Hudson representatives expressed unwillingness to expand the Board to eight directors.

•
On February 26, 2014, Lone Star Value and the Company entered into an agreement pursuant to which the parties agreed that for the duration of any potential negotiations they will not publicize their discussions and will not make filings of proxy materials with the Securities and Exchange Commission (the “Standstill Agreement”).

•	On February 28, 2014, Mr. Eberwein had a telephone conversation with John J. Haley, a director and Chairman of the Nominating and Governance Committee of the Board regarding Board composition.

•
On March 3, 2014, Mr. Offensend informed Mr. Eberwein that subject to certain standstill restrictions roughly through the next three years, the Company may be willing to increase the Board by one seat and add one representative of Lone Star Value to fill the newly created directorship. During their telephone conversation, Mr. Offensend communicated to Mr. Eberwein that Hudson was willing to entertain committee membership only on the Audit Committee and possibly the Human Resources Committee for any sole Lone Star Value representative on the Board.  Mr. Eberwein explained that given Hudson’s long history of underperformance under the stewardship of the incumbents and the fact that the Board has delegated significant decision-making authority to an Executive Committee, any meaningful improvement of the Board must involve committee memberships for two Lone Star Value nominees on all Board committees to ensure appropriate participation in Board deliberations.  Mr. Offensend followed up with a written proposal outlining the terms he had communicated on the following day, March 4, 2014.

•
On March 7, 2014, Mr. Marquez, in a telephone call with Mr. Eberwein, reiterated that Hudson’s Board was unwilling to add both of Lone Star Value’s Nominees to the Board, and no incumbent Board member was willing to resign from, or not run for reelection to the Board despite Hudson’s long history of poor performance.

•
On March 18, 2014, after careful consideration, Lone Star Value determined that since every incumbent member of Hudson’s Board has presided over a period of significant operating losses and negative stock price performance, Hudson’s proposal to add only one new member to the Board came short of the change needed on the Board to ensure that the best interests of stockholders are appropriately represented in the boardroom.  Accordingly, Lone Star Value terminated the Standstill Agreement, and filed a preliminary proxy statement and issued a press release announcing its intention to seek the election of its two highly-qualified Nominees to the Board at the Annual Meeting.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT CHANGE IN A SIGNIFICANT PORTION OF HUDSON’S BOARD IS NEEDED NOW

Lone Star Value has conducted extensive due diligence on Hudson and its business. In so doing, we have carefully analyzed the Company’s operating and stock performance and have reviewed the competitive landscape in the professional-level recruitment and talent solutions sector in which it operates.  In numerous private communications with certain members of management and the Board, we have demonstrated the causes for our concerns with Hudson and have clearly articulated our views on the challenges Hudson faces, and the future opportunities it can hope to capture over the long term.  We are disappointed by this Board’s failure to adequately address the issues we have identified and question whether the Board as currently composed will take the necessary steps to maximize opportunities for value creation.

Specifically:

➢
we are concerned with the Company’s prolonged underperformance as well as the Board’s continued failure to address these issues and believe the Board can benefit from the addition of new directors with the financial and operating expertise to orchestrate a turnaround;

➢
we are concerned with the lack of sufficient stock ownership by Hudson’s current directors and the resulting misalignment of interests and believe the Board will be greatly improved by the addition of direct stockholder representatives; and

➢
we are concerned that the Board has a classified structure, is stale and insulated by anti-stockholder defenses and poor corporate governance and we believe new directors who are open-minded and fully committed to exploring and pursing paths to enhance stockholder value are needed on the Board.

We believe that urgent change is needed on Hudson’s Board.  We have little confidence that the incumbent Board, as currently composed, will take the steps necessary to enhance stockholder value at Hudson given the lasting underperformance under their stewardship.  Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant experience, new insight and fresh perspective to the Board.

We Are Concerned with the Company’s History of Significant Operating Losses and Negative Stock Price Performance

The current Board has presided over a prolonged operating and stock underperformance.  Hudson’s Total Stockholder Returns over the last -1 and -3 year periods have been abysmal on an absolute basis, and relative to Hudson’s peers and the S&P 500 and Russell 2000 Indices.  The results have been similarly disappointing since each of directors Robert Dubner and Jennifer Laing, the two directors up for election this year, joined the Board. The Company has delivered negative returns to stockholders over many consecutive years.

Total Stockholder Return
	3 Yr	1 Yr	Since Laing Joined the Board	Since Dubner Joined the Board

HSON	-44.9%	-8.6%	-68.0%	-79.9%

HSON Peers(1)
Average	3.6%	23.0%
Median	15.1%	20.8%

S&P 500 Index(2)	53.6%	20.5%	118.9%	70.1%
Russell 2000 Index(2)	55.0%	25.7%	155.5%	71.8%

Source: Bloomberg
(1)	Peers for 2012 Compensation Comparison listed in Hudson’s proxy statement in connection with the 2013 annual meeting of stockholders.
(2)	With dividends reinvested.

Hudson is a rollup of more than 67 acquisitions in the human resource and professional staffing industry. Since inception as a public company in 2003, Hudson has struggled to consolidate its diverse portfolio of businesses. In 2011 after a dilutive capital raise, the Board hired CEO, Manuel Marquez, to attempt to tackle these challenges and unify Hudson while repositioning the Company for long-term growth.  However, efforts to consolidate and turnaround the business have continuously failed and stockholder value continues to be destroyed.

For FY 2013, revenue decreased 15.1% as compared to FY 2012.  Gross margin dollars, a key profit metric for Hudson, fell 14% in FY 2013 as compared to FY 2012. Though management reduced SG&A Expenses, some of the savings were reinvested in new fee-earning recruiters – a strategy which has yet to produce results. This translated into another fourth quarter loss on both EBITDA and net income. Hudson reported Adjusted EBITDA loss of $12.3 million, compared with adjusted EBITDA of $7.5 million in 2012 and net loss of $30.4 million in FY 2013, or $0.94 per basic and diluted share, compared with net loss of $5.3 million, or $0.17 per basic and diluted share, in FY 2012.  Hudson’s peer group had strongly positive earnings in 2012 and 2013.

Hudson’s margins over the past 10 year have been very disappointing both on an absolute basis and as compared to Hudson’s closest peers, Kelly Services, Inc. (“KELYA”) and Korn/Ferry International (“KFY”).

		2003-2013	2009-2013	2011-2013
HSON:
	Sales	10,973.6	3,857.1	2,371.4
	EBT	(460.4)	(69.0)	(17.4)
	% Margin	-4.2%	-1.8%	-0.7%

KELYA:
	Sales		25,679.7	16,414.6
	EBT		59.6	175.2
	% Margin		0.2%	1.1%

KFY:
	Sales		3,729	2,453
	EBT		219	224
	% Margin		5.9%	9.1%

Source: Bloomberg

Hudson’s stock has dramatically underperformed over the past ten years and compares extremely poorly to its peers.

Based on YE13
	10-Yr	3-Yr	1-Yr
HSON	-66.1%	-31.0%	-10.3%
KELYA(1)	0.5%	36.4%	59.7%
KFY	95.8%	13.0%	64.7%

Source: Bloomberg
(1)	With dividends reinvested.

We believe that Hudson’s dismal absolute and relative stock price performance results from stockholders’ extreme frustration with Hudson’s very poor historical operating and financial performance and the Board’s direction of the Company.  We believe the primary reasons for Hudson’s long-term stock price underperformance are the continued deterioration of the Company’s consolidated financial performance as detailed above, inability to reign in high SG&A Expenses, management’s failure to fully consolidate its businesses and the Board’s strategic misdirection in targeting unpromising markets.

We Believe Hudson’s Board is Stale and Needs Changes to Improve Operating and Stock Performance

Change on the Board is critical to ensure renewed focus and commitment on delivering stockholder value. We believe Hudson’s current Board is stale with only one addition in the past 8 years (CEO, Manuel Marquez, in 2011). All other directors have at least 8-year tenures and some have served on the Board for over 10 years. Average tenure of the incumbents is almost 9 years, with directors Laing and Dubner having spent 11 and 8 years on the Board, respectively. It is evident that the current Board has not been interested in proactively and continually adding new talent to the Board. We believe that Hudson’s stock price has suffered due to the lack of fresh perspective on the Board. Every incumbent member of Hudson’s Board has presided over a period of operating losses and negative stock price performance.  For example, during Mr. Dubner’s tenure on the Board, Hudson has endured pretax losses of almost $120 million and HSON’s stock price has declined by 80%.  During Ms. Laing’s tenure on the Board, HSON’s pretax losses have totaled $460 million and its stock price has declined almost 70%.

We Are Concerned With the Lack of Sufficient Stock Ownership by the Current Board Members and the Resulting Misalignment Of Interests

We believe the Board’s ineffectiveness at tackling the persistent destruction of stockholder value is in large part a function of a troubling misalignment of interests between the directors and Hudson’s stockholders.  Collectively, the members of the Board directly own less than 1% of the outstanding stock of the Company, excluding grant awards. In the Company’s proxy statement for the 2013 annual meeting of stockholders, the Company disclosed that the members of the Board collectively owned 588,901 shares of Common Stock, but, according to public filings, of these 588,901 shares of Common Stock, only 112,500 shares were purchased by directors in the open market, which constituted less than 0.35% of the Company’s outstanding shares of Common Stock.  We believe the Board’s collective lack of a substantial vested interest in shares of Hudson and the generous cash compensation paid to the outside directors may compromise the Board’s ability to properly evaluate and address the serious challenges facing the Company and focus on stockholder value and stockholder rights.  The Board’s minimal stock ownership is especially surprising given the long tenure of every Board member.

We are Concerned with Excessive and Poorly Structured Executive Compensation

Despite significant and persistent underperformance, the Board and the Compensation Committee of which Ms. Laing is the Chair, have rewarded executives with excessive and poorly structured executive compensation that, in our view, is not properly aligned to the Company’s performance.  Both leading independent proxy advisory firms have expressed serious concerns with executive compensation and in 2012 recommended a vote against the advisory proposal on executive compensation and the approval of share increases under Hudson’s incentive compensation plan.

Lone Star Value is concerned that Hudson’s CEO has been awarded multi-year guaranteed bonuses with no performance triggers and no caps.  Mr. Marquez was awarded a $540,000 discretionary cash bonus in 2012 pursuant to his employment agreement, which represents 90% historic of his annual base salary for 2012.  This structure does not tie his compensation with Hudson’s performance. This significant increase in CEO compensation appears misaligned with 5-year returns, which are considerably negative on an absolute basis and underperform major indices and industry peers.  Further, Mr. Marquez is entitled to change of control payments upon a “single trigger” event of, among others, choosing to leave Hudson for any reason during the 30-day period beginning on the first anniversary of a change-in-control of Hudson. Such an arrangement gives the executive the ability to unilaterally decide whether or not to continue employment, and may put the Compensation Committee at a disadvantage in subsequent compensation negotiations. The purpose of “golden parachutes” is to provide a cushion to executives who could lose employment due to a change in control, so they will objectively evaluate potential offers, not to provide a windfall to executives who do not. In light of the above, we strongly believe a stockholder representative on the Board should chair the Compensation Committee going forward.

We Are Concerned With Hudson’s Classified Board Structure, Poor Corporate Governance and Limitations On Stockholder Rights

We strongly believe that Hudson’s Board should take all necessary steps to declassify the Board’s structure and allow for the annual election of all Hudson directors.  In our view, the ability of stockholders to select directors each year is an important check on the performance of the Board and is critical in allowing stockholder input on the direction and state of the Company and the best group of individuals to oversee their investment.  To the contrary, the Board’s current classified structure, in our view, impedes the stockholders’ ability to regularly and effectively evaluate the performance of their directors and insulates and entrenches the incumbents despite their apparent lapses in oversight.  Further, the Chairman and CEO roles are not separated which poses serious concerns over the independence and ability of the Board to impartially oversee management.

We are also concerned with the poor corporate governance that severely limits the ability of stockholders to seek effective change at Hudson.  The Company has a stockholder rights plan, or poison pill, which effectively limits ownership to 15% and which has not been approved or ratified by stockholders.  Stockholders are prohibited from calling special meetings, cannot act by written consent, and must obtain a prohibitively high supermajority vote to amend stockholder-unfriendly provisions in the Company’s organizational documents and remove directors. If elected, our Nominees will work hard to improve corporate governance at Hudson by eliminating all these anti-stockholder provisions. We believe that the Board should not be able to utilize Hudson’s corporate machinery to insulate itself and prevent change that would benefit all stockholders.

OUR TWO NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified two highly qualified, independent directors with valuable and relevant business and financial experience who we believe will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company. Further, we believe Hudson’s continued underperformance at this critical time warrants the addition of direct stockholder representatives on the Board, whose interests are closely aligned with those of all stockholders and who will work constructively with the other members of the Board to protect the best interests of Hudson’s stockholders.

Richard K. Coleman, Jr. is the President and Chief Executive Officer of Crossroads Systems, Inc., a global provider of data archive solutions, where he also serves as a director. He is also the founder and President of Rocky Mountain Venture Services, a firm that helps companies plan and launch new business ventures and restructuring initiatives. Prior to that, Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance.  He also previously held significant officer level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Mr. Coleman currently serves as a director of NTS, Inc., a broadband services and telecommunications company, Aetrium Incorporated, a recognized world leader in the global semiconductor industry, and On Track Innovations Ltd., one of the pioneers of cashless payment technology. Mr. Coleman’s depth of experience serving in senior executive positions and on various public company boards coupled with his extensive expertise in business development and operations well qualifies him for service as a director of the Company.

Jeffrey E. Eberwein is the founder and CEO of Lone Star Value Management, an investment firm. Prior to that, Mr. Eberwein was a private investor and served as the portfolio manager at Soros Fund Management and Viking Global Investors.  Mr. Eberwein is currently Chairman of the boards of Aetrium Incorporated, Digirad Corporation, a medical imaging company, and Crossroads Systems, Inc.  He is also a director of NTS, Inc. and On Track Innovations Ltd.  Mr. Eberwein previously served as a director of Goldfield Corporation.  Mr. Eberwein’s over twenty years of Wall Street experience and valuable public company and financial expertise, gained from both his employment history and directorships, will make him a valuable addition to the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders.  We believe that the terms of two directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s two director nominees for terms ending in 2017.  Your vote to elect such Nominees will have the legal effect of replacing two incumbent directors with the Nominees.  If elected, such Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below.  This information has been furnished to us by the Nominees.  All of the Nominees are citizens of the United States.

Richard K. Coleman, Jr., age 57, is the founder and President of Rocky Mountain Venture Services.  Since 1998, his company has helped companies plan and launch new business ventures and restructuring initiatives.  As a private investor and advisor, Mr. Coleman helps companies develop and execute strategic changes, often serving as an interim executive and/or board member.  Mr. Coleman is currently the President and Chief Executive Officer (“CEO”) of Crossroads Systems, Inc. (NASDAQ:CRDS) (“Crossroads”), a global provider of data archive solutions, a position he has held since November 2013.  He has also served on the Board of Directors of Crossroads, since April 2013. Previously, he served as the interim President and CEO of Crossroads from May 2013 until November 2013.  Mr. Coleman has served on the Board of Directors of NTS, Inc. (NYSE:NTS) (“NTS”), a broadband services and telecommunications company, since December 2012, where he serves as Chairman of the Strategy Advisory Committee and as a member of the Special Committee.  Mr. Coleman has also been a director of Aetrium Incorporated (NASDAQ:ATRM) (“Aetrium”), a manufacturer of a variety of electromechanical equipment used in the handling and testing of semiconductor devices, since January 2013 and is currently a member of its Audit and Compensation Committees as well as Chairman of the Nominating and Corporate Governance Committee.  In addition, Mr. Coleman serves on the Board of Directors of On Track Innovations Ltd. (NASDAQ: OTIV) (“On Track Innovations”), one of the pioneers of cashless payment technology, a position he has held since December 2012.  Previously, Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies Inc., a Customer Relationship Management (CRM) software company, Chief Operating Officer of MetroNet Communications, Canada’s largest independent facilities-based telecom services provider, and President of US West Long Distance.  Mr. Coleman also previously held significant officer level positions with Frontier Communications, Centex Telemanagement and Sprint Communications.  Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects. He has served as an Adjunct Professor for Regis University’s Graduate Management program and is a guest lecturer for Denver University, focusing on leadership and ethics.  Mr. Coleman holds a B.S. Degree from the United States Air Force Academy, an M.B.A. from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School.

Lone Star Value believes that Mr. Coleman’s depth of experience serving in senior executive positions and on various public company boards coupled with his extensive expertise in business development and operations well qualifies him for service as a director of the Company.

Jeffrey E. Eberwein, age 43, is the founder and Chief Executive Officer of Lone Star Value Management, an investment firm.  Prior to founding Lone Star Value Management in January 2013, Mr. Eberwein was a private investor from December 2011 to December 2012. He was a portfolio manager at Soros Fund Management, from January 2009 to December 2011, and Viking Global Investors, from March 2005 to September 2008. Mr. Eberwein is Chairman of the Boards of Directors of three public companies: Digirad Corporation (NASDAQ: DRAD) (“Digirad”), a medical imaging company, since February 2013; Crossroads (NASDAQ:CRDS), since June 2013; and Aetrium (NASDAQ:ATRM), since November 2013. Mr. Eberwein became a director of Digirad in April 2012 and currently serves as a member of its Compensation, Corporate Governance and Strategic Advisory Committees. He joined the Board of Crossroads in April 2013, where he currently Chairs the Audit Committee and is a member of the Compensation and Corporate Governance Committees.  He became a director of Aetrium in January 2013 and currently serves as a member of its Audit and Compensation Committees.  Mr. Eberwein has also been a director of NTS (NYSE:NTS), where he serves on the Compensation, Nominating/Corporate Governance and Special Committees, and of On Track Innovations (NASDAQ: OTIV), since December 2012, where he serves on the Compensation and Audit Committees.  Previously, Mr. Eberwein served as a director of Goldfield Corporation from May 2012 to May 2013. Mr. Eberwein is also the treasurer and serves on the Executive Committee of the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with high honors from The University of Texas at Austin.

Lone Star Value believes that Mr. Eberwein’s over twenty years of Wall Street experience and valuable public company and financial expertise, gained from both his employment history and directorships, will enable him to provide effective oversight of the Company as a member of the Board.

The principal business address of Mr. Coleman is c/o Crossroads Systems, Inc., 11000 North MoPac Expressway, Austin, Texas 78759. The principal business address of Mr. Eberwein is c/o Lone Star Value Management, LLC, 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870.

As of the date hereof, Mr. Coleman directly owns 1,000 shares of Common Stock.  As of the date hereof, Mr. Eberwein does not directly own any securities of the Company. Mr. Eberwein, as the manager of Lone Star Value Investors GP, which serves as the general partner of Lone Star Value Investors, and as the sole member of Lone Star Value Management, which serves as the investment manager of Lone Star Value Investors, may be deemed the beneficial owner of the 1,850,000 shares of Common Stock owned by Lone Star Value Investors.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

Lone Star Value Investors and certain of its affiliates have signed a letter agreement, pursuant to which they agree to indemnify Mr. Coleman against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

On January 10, 2014, Lone Star Value Investors, Lone Star Value GP, Lone Star Value Management, Jeffrey E. Eberwein and Bradley L. Radoff entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company and (b) the parties agreed to solicit proxies for the election of nominees at the Annual Meeting (the “Solicitation”). On January 14, 2014, Mr. Coleman entered into a Joinder Agreement to the Joint Filing and Solicitation Agreement, pursuant to which he agreed to be bound by the terms and conditions set forth therein, including, among other things, the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. The members of Lone Star Value and the other Participants are collectively referred to as the “Group” herein.

Other than as stated herein, and except for compensation received by Mr. Eberwein as an employee of Lone Star Value Management, there are no arrangements or understandings between members of Lone Star Value and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Hudson’s Amended and Restated By-laws (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Lone Star Value that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “Say-on-Pay” proposal, asks the Company’s stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the Company’s proxy statement.

According to the Company’s proxy statement, the stockholder vote on the Say-on-Pay Proposal is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee of the Board.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES ON THIS PROPOSAL ACCORDING TO THE RECOMMENDATION OF INSTITUTIONAL SHAREHOLDERS SERVICES (ISS).]

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements and management's assessment of internal controls over financial reporting for the fiscal year ending December 31, 2014. The Board is seeking stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

As disclosed in the Company’s proxy statement, if the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2014 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.]

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Lone Star Value believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [______] the approval of the Say-on-Pay Proposal, and [FOR] the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2014.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate two candidates for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. The Participants in this solicitation intend to vote all of the Lone Star Value Group Shares in favor of the Nominees.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of at least ______ shares of Common Stock, which represents a majority of the _______ shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of The NASDAQ Stock Market, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on the proposals relating to the election of directors and the Say-on-Pay Proposal.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections.  As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the two nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Other Proposals ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on each of the other proposals.  Broker non-votes and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions will have the same effect as negative votes for Proposals 2 and 3. Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Lone Star Value’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Lone Star Value in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 560 Lexington Avenue, 5th Floor, New York, New York 10022 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Lone Star Value in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Lone Star Value.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of Lone Star Value have entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $_________, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Lone Star Value has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Lone Star Value will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that InvestorCom will employ approximately ____ persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Lone Star Value.  Costs of this solicitation of proxies are currently estimated to be approximately $___________.  Lone Star Value estimates that through the date hereof its expenses in connection with this solicitation are approximately $___________.  Lone Star Value intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Lone Star Value does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees, the members of Lone Star Value and Mr. Radoff are the Participants in this solicitation.  The principal business of Lone Star Value Investors is investing in securities. The principal business of Lone Star Value GP is serving as the general partner of Lone Star Value Investors. The principal business of Lone Star Value Management is serving as the investment manager of Lone Star Value Investors. The principal occupation of Mr. Eberwein is serving as the manager of Lone Star Value GP and sole member of Lone Star Value Management. The principal occupation of Mr. Radoff is as a private investor.

The address of the principal office of each of Lone Star Value Investors, Lone Star Value GP, Lone Star Value Management and Mr. Eberwein is 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870. The principal business address of Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027.

As of the date hereof, Lone Star Value Investors directly beneficially owned 1,850,000 shares of Common Stock.  Lone Star Value GP, as the general partner of Lone Star Value Investors, may be deemed the beneficial owner of the 1,850,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Lone Star Value Management, as the investment manager of Lone Star Value Investors, may be deemed the beneficial owner of the 1,850,000 shares of Common Stock beneficially owned by Lone Star Value Investors. Mr. Eberwein, as the manager of Lone Star Value GP and sole member of Lone Star Value Management, may be deemed the beneficial owner of the 1,850,000 shares of Common Stock beneficially owned by Lone Star Value Investors. As of the date hereof, Mr. Radoff directly beneficially owned 600,000 shares of Common Stock.

Each Participant in this solicitation, as a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 2,451,000 shares of Common Stock owned in the aggregate by all of the Participants in this solicitation.  Each Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by Lone Star Value Investors were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock purchased by Mr. Radoff were purchased with personal funds.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Lone Star Value is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Lone Star Value is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2015 Annual Meeting, be received by the Company’s Corporate Secretary at Hudson Global, Inc., 560 Lexington Avenue, 5th Floor, New York, New York 10022 on or before ______________, 2014.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2015 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed proxy materials for the 2014 Annual Meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Therefore, to be presented at the 2015 Annual Meeting, such a proposal must be given on or after ____________, 2014 but no later than ____________, 2014.  If such a proposal is not timely delivered pursuant to the preceding sentence, then, if the Board chooses to present the proposal at the 2015 Annual Meeting, the persons named in proxies solicited by the Board for the 2015 Annual Meeting may exercise discretionary voting power with respect to such proposal.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2015 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by Lone Star Value that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Lone Star Value Management, LLC

_________________, 2014

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

LONE STAR VALUE INVESTORS, LP

30,704	10/18/2013
6,705	10/21/2013
204	10/22/2013
25,000	10/22/2013
15,000	10/23/2013
10,000	10/24/2013
10,000	10/25/2013
58,892	10/28/2013
10,000	10/28/2013
100	10/29/2013
10,000	10/29/2013
10,000	10/30/2013
3,395	10/31/2013
20,000	10/31/2013
9,300	11/04/2013
5,700	11/05/2013
10,000	11/07/2013
10,000	11/07/2013
5,000	11/08/2013
10,000	11/11/2013
10,000	11/12/2013
5,000	11/12/2013
700	11/13/2013
9,300	11/14/2013
20,000	11/18/2013
20,000	11/19/2013
20,000	11/20/2013
20,000	11/21/2013
25,000	11/22/2013
12,567	11/25/2013
69,472	11/26/2013
15,000	11/27/2013
42,961	11/27/2013
43,116	11/29/2013
76,884	12/02/2013
75,000	12/02/2013
25,000	12/04/2013
50,000	12/05/2013
50,000	12/09/2013

50,000	12/10/2013
50,000	12/11/2013
50,000	12/12/2013
50,000	12/13/2013
1,400	12/27/2013
7,395	12/27/2013
2,500	12/30/2013
2,605	12/30/2013
8,500	12/31/2013
11,785	12/31/2013
16,500	01/02/2014
7,000	01/02/2014
2,315	01/03/2014
545,0001	01/10/2014
20,000	02/27/2014
25,000	02/28/2014
50,050	03/05/2014
49,950	03/06/2014
10,800	03/13/2014
1,669	03/14/2014
17,180	03/17/2014
20,351	03/18/2014

JEFFREY E. EBERWEIN

1,000	05/16/2013
489	05/16/2013
100	05/16/2013
36	05/16/2013
364	05/16/2013
11	05/16/2013
1,000	05/16/2013
1,000	05/16/2013
600	05/16/2013
400	05/16/2013
(400)	05/31/2013
(600)	05/31/2013
(600)	05/31/2013
(1,000)	05/31/2013
(400)	05/31/2013
(600)	05/31/2013
(400)	05/31/2013
(1,000)	05/31/2013

BRADLEY L. RADOFF

53,800	06/03/2013
9,600	06/05/2013
33,300	06/06/2013
35,000	06/07/2013

1 Shares were purchased by Lone Star Value Investors, LP from Bradley L. Radoff in a privately negotiated transaction.

10,000	06/10/2013
30,000	06/12/2013
10,000	06/17/2013
25,700	06/18/2013
42,400	06/21/2013
15,717	06/24/2013
54,000	06/25/2013
10,483	06/26/2013
25,000	06/26/2013
30,000	06/28/2013
500,000	06/28/2013
8,965	07/10/2013
16,035	07/15/2013
140,000	07/19/2013
7,481	07/25/2013
30,000	07/31/2013
60,000	07/31/2013
2,519	08/07/2013
(7,000)	11/01/2013
2,000	12/11/2013
(545,000)2	01/10/2014

RICHARD K. COLEMAN, JR.

400	11/20/2013
600	11/20/2013

2 Shares were sold by Bradley L. Radoff to Lone Star Value Investors, LP in a privately negotiated transaction.

SCHEDULE II

The following table is reprinted from the preliminary proxy statement filed by Hudson Global, Inc. with the Securities and Exchange Commission on ____ __, 2014.

II-1

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Lone Star Value your proxy FOR the election of the Nominees and in accordance with Lone Star Value’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed GOLD proxy card;

●	DATING the enclosed GOLD proxy card; and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

65 Locust Avenue, Suite 302 New Canaan, CT 06840 Stockholders call toll free at (877) 972-0090 Banks and Brokers may call collect at (203) 972-9300

GOLD PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 19, 2014

HUDSON GLOBAL, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF LONE STAR VALUE MANAGEMENT, LLC

THE BOARD OF DIRECTORS OF HUDSON GLOBAL, INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Jeffrey E. Eberwein and Bradley L. Radoff, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Hudson Global, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders of the Company scheduled to be held at ___ ________, ________, _________ _______ on _______, ______ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Lone Star Value Management, LLC (“Lone Star Value”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, [IN ACCORDANCE WITH ISS RECCOMENDATION ON] PROPOSAL 2, AND [“FOR”] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Lone Star Value’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

LONE STAR VALUE STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  [LONE STAR VALUE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3].

1.	Lone Star Value’s proposal to elect Richard K. Coleman, Jr. and Jeffrey E. Eberwein as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Richard K. Coleman, Jr. Jeffrey E. Eberwein	[ ]	[ ]	[ ] ________________ ________________

Lone Star Value does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, Lone Star Value has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

_______________________________________

GOLD PROXY CARD

2.	Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Company’s proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company the fiscal year ending December 31, 2014.

☐ FOR	☐ AGAINST	☐ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.